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                                  EXHIBIT 12.1
                     SOLECTRON CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT RATIO DATA)

                                                                   Year Ended August 31,
                                                     -----------------------------------------------------
                                                       1996        1997      1998        1999       2000
                                                     --------    --------   --------   --------   --------
Earnings:
  Income before income taxes                         $213,200    $307,500   $375,500   $514,500   $739,500
  Adjustment for minority interest                         --          --         --         --         --
  Plus fixed charges                                   21,040      33,790     37,150     66,500    100,190
  Plus amort. previously capitalized interest              --          --        200        800      1,200
  Less capitalized interest                                --          --      1,700      3,200        900
                                                     --------    --------   --------   --------   --------
                                                      234,240     341,290    411,150    578,600    839,990
                                                     ========    ========   ========   ========   ========
Fixed charges:
  Interest portion of
    annual rent expense(1)                           $  5,040    $  6,890   $ 10,050   $ 25,000   $ 27,690
  Interest expense                                     16,000      26,900     25,400     38,300     71,600
  Capitalized interest                                     --          --      1,700      3,200        900
                                                     --------    --------   --------   --------   --------
                                                     $ 21,040    $33,790    $37,150    $ 66,500   $100,190
                                                     ========    ========   ========   ========   ========
Earnings to fixed charges ratio                         11.13x      10.10x     11.07x      8.70x      8.38x

                                                         Nine Months Ended
                                                              May 31
                                                       -----------------------
                                                         2000           2001
                                                       --------       --------
Earnings:
  Income before income taxes                           $488,000       $182,300
  Adjustment for  minority interest                          --         (5,755)
  Plus fixed charges                                     62,270        161,230
  Plus amort. previously capitalized interest               860            685
  Less capitalized interest                                 900             --
                                                       --------       --------
                                                       $550,230       $338,460
                                                       ========       ========
Fixed charges:
  Interest portion of
    annual rent expense(1)                             $ 20,770       $ 33,230
  Interest expense                                       40,600        128,000
  Capitalized interest                                      900             --
                                                       --------       --------
                                                       $ 62,270       $161,230
                                                       ========       ========
Earnings to fixed charges ratio                            8.84x          2.10x

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(1) includes total annual rent expense of certain facilities in and appropriate internal portion of the annual rent expense for all other facilities and equipment which was deemed to be representative of the interest factor in rent expense.